Exhibit 99.1

2-Track Global, Inc.
35 Argo House, Kilburn Park Road
London, U.K. NW6 5LF
011-44-20-7644-0472

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Exhibit

99.1 2-Track announced a change in stock symbol from TOTG to TOTGE.

2-Track Global Inc (TOTG) announced on December 4, 2006, its ticker symbol TOTG has been modified to TOTGE as a result of the filings of
10-QSBs with financial statements without reviews by outside accountant for last three quarters in 2006 with SEC. The Company is arranging with an outside accounting firm to have the financial statements reviewed by them and will file amended 10-QSBs as soon as possible.

For further information contact :

Mike Jung at +44 20 7644 0472 or visit the website at
http://www.2-trackglobal.com